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                                                                     EXHIBIT 5.1

                                  June 18, 2001



Mirant Americas Generation, Inc.
1403 Foulk Road
Suite 102
Wilmington, Delaware  19803

         Re:      Mirant Americas Generation, Inc. Exchange Offer

Gentlemen:

         We have acted as counsel to Mirant Americas Generation, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer to exchange up to $500,000,000 aggregate principal amount of the Company's 7.625% Senior Notes due 2006, $850,000,000 aggregate principal amount of the Company's 8.300% Senior Notes due 2011 and $400,000,000 aggregate principal amount of the Company's 9.125% Senior Notes due 2031 (collectively, the "New Notes") for a like principal amount of its outstanding $500,000,000 aggregate principal amount of the Company's 7.625% Senior Notes due 2006, $850,000,000 aggregate principal amount of the Company's 8.300% Senior Notes due 2011 and $400,000,000 aggregate principal amount of the Company's 9.125% Senior Notes due 2031 (the "Existing Notes"). This opinion is being provided at your request for use in the Registration Statement.

         The Existing Notes were, and the New Notes are being, issued pursuant to an Indenture, dated as of May 1, 2001, as supplemented (the "Indenture"), between the Company and Bankers Trust Company, as trustee.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.


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Mirant Americas Generation, Inc.
June 18, 2001
Page 2




         Based on the foregoing, we are of the opinion that, assuming (a) due authorization, execution and delivery of the Indenture, (b) establishment of the terms of the New Notes in conformity with the Indenture and (c) due execution, delivery, authentication and issuance of the New Notes in accordance with the Indenture and exchange for a like principal amount of validly tendered Existing Notes, the New Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         We are, in this opinion, opining only on the Delaware General Corporation Law and the laws of New York. We are not opining on "blue sky" or other state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any supplements thereto or amendments thereof. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.




                                         Very truly yours,

                                         /s/ Troutman Sanders LLP

                                         TROUTMAN SANDERS LLP